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                                                                    Exhibit 99.3






                                                             Contact:
                                                             Marshall Ames
                                                             Investor Relations
                                                             Lennar Corporation
                                                             (305) 485-2092



FOR IMMEDIATE  RELEASE


LENNAR OFFICERS FILE STATEMENTS UNDER OATH WITH SEC


         MIAMI, AUGUST 14, 2002 - LENNAR CORPORATION (NYSE: LEN), one of the nation's largest homebuilders, announced today that Stuart Miller, its Chief Executive Officer, and Bruce Gross, its Chief Financial Officer, each has filed with the Securities and Exchange Commission a statement under oath that to the best of his knowledge, none of Lennar's most recent Annual Report on Form 10-K or its subsequent periodic reports on Form 10-Q, proxy materials or reports on Form 8-K contained an untrue statement of a material fact or omitted to state a fact necessary to make the statements in the reports, in light of the circumstances under which they were made, not misleading. The statements were filed in response to an SEC order issued on June 27, 2002.


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         Lennar Corporation, founded in 1954, is headquartered in Miami, Florida and is one of the nation's leading builders of quality homes for all generations, building affordable, move-up and retirement homes. Under the Lennar Family of Builders banner, the Company includes the following brand names:
Lennar Homes, U.S. Home, Greystone Homes, Village Builders, Renaissance Homes, Orrin Thompson Homes, Lundgren Bros., Winncrest Homes, Sunstar Communities, Don Galloway Homes, Patriot Homes, NuHome, Barry Andrews Homes, Cambridge Homes, Genesee and Rutenberg Homes. The Company's active adult communities are primarily marketed under the Heritage and Greenbriar brand names. Lennar's Financial Services Division provides residential mortgage services, title and closing services, and its Strategic Technologies Division provides high-speed Internet access, cable television and alarm monitoring services for both Lennar homebuyers and other customers. Previous press releases may be obtained at www.lennar.com.


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